Exhibit 12

        Computation of Ratio of Earnings to Fixed Charges
                  J.P. Morgan & Co. Incorporated
                           Consolidated


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Dollars in Millions                                                     Three
                                                                       months
                                                                         1996
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Earnings:
     Net income                                                        $  439
     Add:  income taxes                                                   216
     Less: equity in undistributed income of all affiliates
       accounted for by the equity method                                   4
     Add:  fixed charges, excluding interest deposits                   1,517
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     Earnings available for fixed charges, excluding interest
       on deposits                                                      2,168
     Add:  interest on deposits                                           650
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     Earnings available for fixed charges, including interest
       on deposits                                                      2,818
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Fixed charges:
     Interest expense, excluding interest on deposits                   1,508
     Interest factor in net rental expense                                  9
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     Total fixed charges, excluding interest  on deposits               1,517
     Add:  interest on deposits                                           650
- -----------------------------------------------------------------------------
     Total fixed charges, including interest on deposits                2,167
- -----------------------------------------------------------------------------
Ratio of earnings to fixed charges:
     Excluding interest on deposits                                      1.43
     Including interest on deposit                                       1.30
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


                            Exhibit 12


        Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                  J.P. Morgan & Co. Incorporated
                           Consolidated


- -----------------------------------------------------------------------------
Dollars in Millions                                                     Three
                                                                       months
                                                                         1996
- -----------------------------------------------------------------------------
Earnings:
     Net income                                                        $  439
     Add:  income taxes                                                   216
     Less: equity in undistributed income of all affiliates
       accounted for by the equity method                                   4
     Add: fixed charges, excluding interest on deposits and
       preferred stock dividends                                        1,517
- -----------------------------------------------------------------------------

     Earnings available for fixed charges, excluding interest
       on deposits                                                      2,168
     Add:  interest on deposits                                           650
- -----------------------------------------------------------------------------
     Earnings available for fixed charges, including interest
       on deposits                                                      2,818
- -----------------------------------------------------------------------------
Fixed charges:
     Interest expense, excluding interest on deposits                   1,508
     Interest factor in net rental expense                                  9
     Preferred stock dividends                                             10
- -----------------------------------------------------------------------------
     Total fixed charges, excluding interest on deposits                1,527
     Add:  interest on deposits                                           650
- -----------------------------------------------------------------------------
     Total fixed charges, including interest on deposits                2,177
- -----------------------------------------------------------------------------
Ratio of earnings to fixed charges:
     Excluding interest on deposits                                      1.42
     Including interest on deposit                                       1.29
- -----------------------------------------------------------------------------